CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-214720) on Form S-8 pertaining to the Brown & Brown, Inc. Employee Savings Plan of our report dated June 20, 2025, with respect to the 2024 financial statements and supplemental schedule of the Brown & Brown, Inc. Employee Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ BAKER TILLY US, LLP

Peachtree Corners, Georgia

June 20, 2025